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                                                             EXHIBIT 23


                 Consent of Ernst & Young, Independent Auditors
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          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41736) pertaining to the CSX Corporation 1991 Employees Stock Purchase and Dividend Reinvestment Plan of our report dated March 22, 1994, with respect to the financial statements of the CSX Corporation 1991 Employees Stock Purchase and Dividend Reinvestment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                          /s/ ERNST & YOUNG
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                                          Ernst & Young

Richmond, Virginia
March 28, 1994































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